Exhibit (10y)


                     THE DIXIE GROUP, INC.

                     DIRECTORS STOCK PLAN

1. PURPOSE. The purpose of the Dixie Group, Inc. Directors Stock Plan (the "Plan") is to create an environment conducive to the long-term benefit of the Company. The Board of Directors believes that if a substantial portion of the annual director's fee to be paid to non-employee directors of the Company is deferred and subsequently paid in Common Stock of the Company following the retirement from service of a director, there will be greater director interest in and focus upon the Company and its affairs.

2. ADMINISTRATION. The Plan and all decisions with respect thereto shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall periodically report to the Board of Directors upon the status of the Plan.

3. PARTICIPATION. All non-employee directors of the Company who are paid an annual fee for serving as a director (the
"Participants") shall participate in the Plan.

4. DEFERRAL OF PAYMENT OF A PORTION OF THE ANNUAL FEE AND SUBSEQUENT PAYMENT THEREOF IN COMMON STOCK. Effective on the date of election of a director beginning with the annual meeting of stockholders held on May 1, 1997, one-half of the annual fee to be paid to Participants for serving as a director shall be deferred as to payment and converted into Performance Units which will be subsequently paid to each Participant in Common Stock of the Company in accordance with the terms and conditions of this Plan. The purchase price of the Performance Units for the purpose of determining the number of Performance Units to be recorded for each Participant shall be the closing price of the Common Stock as reported by NASDAQ on the day prior to the annual meeting date. The number of Performance Units to be recorded for each Participant shall be determined by dividing one-half the annual fee for serving as a director by the closing price.

5. PERFORMANCE UNIT ACCOUNT. An account (an "Account") shall be maintained by the Company for each Participant, and the number of Performance Units awarded to each Participant shall be recorded in the account. The number of Performance Units shall be adjusted for any stock splits, dividends or other capital transactions to the same extent as is effective for any stockholder of the Company. An amount equal to any cash dividends paid on the Common Stock of the Company shall be paid to each Participant for each Performance Unit held in the Participant's Account. No certificates shall be issued for shares of Common Stock and a Participant shall have no right or power to sell or transfer any Performance Units or shares of Common Stock to be issued subsequently with respect thereto nor to exercise any rights of a shareholder of Common Stock with respect to such Performance Units while the Participant continues to serve as a director of the Company.

6. DELIVERY OF CERTIFICATES FOR THE SHARES. At any time on or before the beginning of the final year of service of a Participant as a director of the Company, the Participant may elect in writing to have all shares of Common Stock to be issued to the Participant under the Plan delivered (a) upon the Participant ceasing to serve as a director or (b) in five (5) equal share distributions commencing upon the date the Participant ceases to serve as a director, and thereafter, on the four (4) successive anniversary dates thereof. If the Participant does not make an election, the shares will be issued upon the Participant ceasing to serve as a director. At such time or times, the Company will issue a certificate to the Participant for one share of Common Stock of the Company for each Performance Unit in the Participant's Account being distributed. The shares of Common Stock will then be available to be sold by the former director; subject, however, to the former director complying with all federal and state laws applicable to the sale of such securities. Participants shall have no rights of a shareholder with respect to Common Stock of the Company to be issued under the Plan until certificates for shares have been issued.

7. PREMATURE DEATH OF A PARTICIPANT. In the event of the death of a Participant, the Company will issue a certificate to the executor or administrator of the Participant's estate for one share of Common Stock of the Company for each Performance Unit in the Participant's Account. Such shares may then be sold, subject to the executor or administrator complying with all federal and state laws applicable to the sale of such securities.

8. LEGENDING OF SHARES. The Company shall have the right in its sole discretion to place a legend upon all certificates for shares of Common Stock issued under the Plan reflecting any legal restrictions upon or requirements necessary in order to sell the shares.

9. TERMINATION OF OR AMENDMENT OF THE PLAN. The Company retains the right to terminate the Plan at any time and for any purpose, and the Company shall have the right to amend the Plan in any manner at any time for any purpose.

10. GOVERNING LAW. The laws of the State of Tennessee shall govern all matters relating to the Plan and the rights of all Participants under the Plan.

11. LEGAL COMPLIANCE. No certificates for Common Stock shall be issued hereunder unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable federal and state laws and regulations.





12. WITHHOLDING. The Company shall have the right to deduct from any payment made under the Plan any federal, state, or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Stock that the participant pay the to Company such amount as may be required for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.

13. DEFERRED COMPENSATION. It is the intent of the Company that the portion of the annual director fees retained under the Plan shall qualify for deferred compensation treatment under the Internal Revenue Code. Accordingly, no provision of the Plan shall be effective to the extent that it would cause the portion of director fees retained by the Company and the award of Performance Units under the Plan to become immediately taxed as income under the Internal Revenue Code. The Plan shall be unfunded, and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any fee or right hereunder, it being intended that the rights to payment shall be no greater than those of the Company's general creditors hereunder.